February 2021

Preliminary Terms No. 791

Registration Statement Nos. 333-250103; 333-250103-01

Dated February 16, 2021

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. The securities will be automatically redeemed if the determination closing price of each of the ARK Genomic Revolution ETF and the ARK Innovation ETF, which we refer to as the underlying shares, on any of the semi-annual determination dates (beginning after one year) is greater than or equal to 100% of its respective initial share price, which we refer to as the respective call threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to its respective call threshold level, investors will receive a payment at maturity of at least $1,525.00 per $1,000 security (to be determined on the pricing date). If the securities have not previously been redeemed and the final share price of either of the underlying shares is less than its respective call threshold level but the final share price of each of the underlying shares is greater than or equal to 60% of its respective initial share price, which we refer to as the respective downside threshold level, investors will receive the stated principal amount of their investment. However, if the securities are not redeemed prior to maturity and the final share price of either of the underlying shares is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis, and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. The securities are for investors who are willing to forego current income and participation in the appreciation of either of the underlying shares in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each of the underlying shares closes at or above the respective call threshold level on a semi-annual determination date or the final determination date, respectively. Because all payments on the securities are based on the worst performing of the underlying shares, a decline beyond the respective downside threshold level of either of the underlying shares will result in a significant loss of your investment, even if the other underlying shares has appreciated or has not declined as much. Investors will not participate in any appreciation of either of the underlying shares. The underlying shares are actively managed and are subject to certain risks. Unlike a passively managed fund, an actively managed fund, such as the ARK Genomic Revolution ETF or the ARK Innovation ETF, does not attempt to track an index or other benchmark, and the investment decisions for an actively managed fund are instead made by its investment adviser. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying shares:	ARK Genomic Revolution ETF (the “ARKG Shares”) and ARK Innovation ETF (the “ARKK Shares”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	February 26, 2021
Original issue date:	March 3, 2021 (3 business days after the pricing date)
Maturity date:	February 29, 2024
Early redemption:

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this 1-year initial non-call period, if, on any semi-annual determination date, beginning on March 1, 2022, the determination closing price of each of the underlying shares is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

The securities will not be redeemed early on any early redemption date if the determination closing price of either of the underlying shares is below its respective call threshold level on the related determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of at least approximately 17.50% per annum, to be determined on the pricing date) for each semi-annual determination date, as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

Beginning after one year, semi-annually. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

The determination dates are subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:

See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.  If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Downside threshold level:	With respect to the ARKG Shares, $ , which is 60% of its initial share price With respect to the ARKK Shares, $ , which is 60% of its initial share price
Call threshold level:	With respect to the ARKG Shares, $ , which is 100% of its initial share price With respect to the ARKK Shares, $ , which is 100% of its initial share price
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each of the underlying shares is greater than or equal to its respective call threshold level:

At least $1,525.00 (to be determined on the pricing date)

●If the final share price of either of the underlying shares is less than its respective call threshold level but the final share price of each underlying is greater than or equal to its respective downside threshold level:

$1,000

●If the final share price of either of the underlying shares is less than its respective downside threshold level:

$1,000 × share performance factor of the worst performing underlying shares

Under these circumstances, you will lose more than 40%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $873.70 per security, or within $23.70 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$	$
Total	$	$	$

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of proceeds and hedging” on page 25.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Autocallable Securities dated November 16, 2020  Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF

Principal at Risk Securities

Terms continued from previous page:
Initial share price:	With respect to the ARKG Shares, $ , which is its closing price on the pricing date With respect to the ARKK Shares, $ , which is its closing price on the pricing date
Determination closing price:	With respect to each of the underlying shares, on any trading day, the respective closing price for such underlying shares on such trading day
Final share price:	With respect to the ARKG Shares, the closing price on the final determination date With respect to the ARKK Shares, the closing price on the final determination date
Closing price:	For any trading day, the share closing price of one share of the relevant underlying shares times the adjustment factor for such underlying shares
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
Worst performing underlying shares:	The underlying shares with the larger percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	With respect to each of the underlying shares, the final share price divided by the initial share price
CUSIP / ISIN:	61771E7H5 / US61771E7H58
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)*
1st determination date:	3/1/2022	1st early redemption date:	3/4/2022	At least $1,175.00
2nd determination date:	8/26/2022	2nd early redemption date:	8/31/2022	At least $1,262.50
3rd determination date:	2/27/2023	3rd early redemption date:	3/2/2023	At least $1,350.00
4th determination date:	8/28/2023	4th early redemption date:	8/31/2023	At least $1,437.50
Final determination date:	2/26/2024	See “Maturity date” above.		See “Payment at maturity” above.

*The actual early redemption payment with respect to each determination date will be determined on the pricing date and will be an amount in cash per stated principal amount corresponding to a return of at least 17.50% per annum.

February 2021 Page 2

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF

Principal at Risk Securities

Investment Summary

Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF (the “securities”) do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the determination closing price of each of the ARK Genomic Revolution ETF and the ARK Innovation ETF on any semi-annual determination date (beginning after one year) is greater than or equal to its respective call threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to its respective call threshold level, investors will receive a payment at maturity of at least $1,525.00 per $1,000 security (to be determined on the pricing date). If the securities have not previously been redeemed and the final share price of either of the underlying shares is less than its respective call threshold level but the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount of their investment. However, if the securities are not redeemed prior to maturity and the final share price of either of the underlying shares is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis, and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation in the price of either of the underlying shares.

Maturity:	Approximately 3 years
Automatic early redemption (beginning after one year):

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this 1-year non-call period, if, on any semi-annual determination date, the determination closing price of each of the underlying shares is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of at least approximately 17.50% per annum) for each semi-annual determination date, as follows*:

￭1st determination date:

At least $1,175.00

￭2nd determination date:

At least $1,262.50

￭3rd determination date:

At least $1,350.00

￭4th determination date:

At least $1,437.50

*The actual early redemption payment with respect to each applicable determination date will be determined on the pricing date.

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each of the underlying shares is greater than or equal to its respective call threshold level:

At least $1,525.00 (to be determined on the pricing date)

●If the final share price of either of the underlying shares is less than its respective call threshold level but the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level:

$1,000

●If the final share price of either of the underlying shares is less than its respective downside threshold level:

$1,000 × share performance factor of the worst performing underlying shares

Under these circumstances, investors will lose a significant portion or all of their investment. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

February 2021 Page 3

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $873.70, or within $23.70 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the call threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

February 2021 Page 4

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, beginning after one year, the securities will be automatically redeemed if the determination closing price of each of the ARK Genomic Revolution ETF and the ARK Innovation ETF on any semi-annual determination date is greater than or equal to its respective call threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than 60% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

Beginning after one year, when each of the underlying shares closes at or above its respective call threshold level on any semi-annual determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. Investors do not participate in any appreciation in the price of either of the underlying shares.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity

This scenario assumes that at least one of the underlying shares closes below its respective call threshold level on each of the semi-annual determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, each of the underlying shares closes at or above its respective call threshold level. At maturity, investors will receive a cash payment equal to at least $1,525.00 per stated principal amount (to be determined on the pricing date). Investors do not participate in any appreciation in the price of either of the underlying shares.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the stated principal amount at maturity

This scenario assumes that at least one of the underlying shares closes below its respective call threshold level on each of the semi-annual determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one of the underlying shares closes below its respective call threshold level, but the final share price of each underlying is greater than or equal to its respective downside threshold level. At maturity, investors will receive a cash payment equal to the stated principal amount of $1,000 per security.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that at least one of the underlying shares closes below its respective call threshold level on each of the semi-annual determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one of the underlying shares closes below its respective downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

February 2021 Page 5

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the determination closing price of each of the underlying shares on each of the semi-annual determination dates (beginning after one year), and the payment at maturity, if any, will be determined by reference to the determination closing price of each of the underlying shares on the final determination date. The actual early redemption payment with respect to each applicable determination date, initial share prices, call threshold levels and downside threshold levels will be determined on the pricing date. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Early Redemption Payment:

The hypothetical early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 17.50% per annum) for each semi-annual determination date (beginning after one year), as follows:

￭1st determination date:

$1,175.00

￭2nd determination date:

$1,262.50

￭3rd determination date:

$1,350.00

￭4th determination date:

$1,437.50

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each of the underlying shares is greater than or equal to its respective call threshold level:

$1,525.00 (the actual payment at maturity for this scenario will be determined on the pricing date)

●If the final share price of either of the underlying shares is less than its respective call threshold level but the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level:

$1,000

●If the final share price of either of the underlying shares is less than its respective downside threshold level:

$1,000 × share performance factor of the worst performing underlying shares.

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the ARKG Shares: $110.00 With respect to the ARKK Shares: $150.00
Hypothetical Downside Threshold Level:	With respect to the ARKG Shares: $66.00, which is 60% of its hypothetical initial share price With respect to the ARKK Shares: $90.00, which is 60% of its hypothetical initial share price
Hypothetical Call Threshold Level:	With respect to the ARKG Shares: $110.00, which is 100% of its hypothetical initial share price With respect to the ARKK Shares: $150.00, which is 100% of its hypothetical initial share price

February 2021 Page 6

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF

Principal at Risk Securities

Automatic Call:

Example 1 — the securities are redeemed following the second determination date

Date	ARKG Shares Determination Closing Price	ARKK Shares Determination Closing Price	Payment (per Security)
1st Determination Date	$145.00 (at or above the call threshold level)	$60.00 (below the call threshold level)	--
2nd Determination Date	$130.00 (at or above the call threshold level)	$180.00 (at or above the call threshold level)	$1,262.50

In this example, on the first determination date, the determination closing price of one of the underlying shares is at or above its respective call threshold level, but the determination closing price of the other underlying shares is below its respective call threshold level. Therefore, the securities are not redeemed. On the second determination date, the determination closing price of each of the underlying shares is at or above the respective call threshold level. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive a payment of $1,262.50 per security on the related early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in the price of either of the underlying shares.

How to calculate the payment at maturity:

In the following examples, one or both of the underlying shares close below the respective call threshold level(s) on each of the semi-annual determination dates (beginning after one year), and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	ARKG Shares Final Price	ARKK Shares Final Price	Payment at Maturity (per Security)
Example 1:	$145.00 (at or above its call threshold level)	$200.00 (at or above its call threshold level)	$1,525.00
Example 2:	$88.00 (below its call threshold level but at or above its downside threshold level)	$180.00 (at or above its call threshold level and downside threshold level)	$1,000
Example 3:	$137.50 (at or above its call threshold level and downside threshold level)	$75.00 (below its downside threshold level)	$1,000 x ($75.00 / $150.00) = $500
Example 4:	$22.00 (below its downside threshold level)	$112.50 (below its call threshold level but at or above its downside threshold level)	$1,000 x ($22.00 / $110.00) = $200
Example 5:	$22.00 (below its downside threshold level)	$60.00 (below its downside threshold level)	$1,000 x ($22.00 / $110.00) = $200

In example 1, the final share price of each of the underlying shares is at or above its respective call threshold level. Therefore, investors receive $1,525.00 per security at maturity. Investors do not participate in any appreciation in the price of either of the underlying shares.

In example 2, the final share price of one of the underlying shares is at or above its call threshold level and downside threshold level, but the final share price of the other underlying shares is below its call threshold level and at or above its downside threshold level. The ARKK Shares have increased 20% from the initial share price to the final share price and the ARKG Shares have declined 20% from their initial share price to their final share price. Therefore, investors receive a payment at maturity equal to the stated principal amount of $1,000 per security. Investors do not participate in any appreciation in the price of either of the underlying shares.

In example 3, the final share price of one of the underlying shares is at or above its call threshold level and downside threshold level, but the final share price of the other underlying shares is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity. The ARKG Shares have increased 25% from their initial share price to their final share price and the ARKK Shares have declined 50% from the initial share

February 2021 Page 7

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF

Principal at Risk Securities

price to the final share price. Therefore, investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the ARKK Shares, which represent the worst performing underlying shares in this example.

In example 4, the final share price of one of the underlying shares is below its call threshold level but at or above its downside threshold level, while the final share price of the other underlying shares is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity. The ARKK Shares have declined 25% from the initial share price to the final share price and the ARKG Shares have declined 80% from their initial share price to their final share price. Therefore, investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the ARKG Shares, which are the worst performing underlying shares in this example.

In example 5, the final share price of each of the underlying shares is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying shares. The ARKG Shares have declined 80% from their initial share price to their final share price and the ARKK Shares have declined 60% from the initial share price to the final share price. Therefore, the payment at maturity equals the stated principal amount times the shares performance factor of the ARKG Shares, which are the worst performing underlying shares in this example.

If the securities are not redeemed prior to maturity and the final share price of either of the underlying shares is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying shares at maturity, and your payment at maturity will be less than 60% of the stated principal amount per security and could be zero.

February 2021 Page 8

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final share price of either of the underlying shares is less than its respective downside threshold level of 60% of its initial share price, you will be exposed to the decline in the price of the worst performing underlying shares, as compared to its initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying shares. In this case, the payment at maturity will be less than 60% of the stated principal amount and could be zero.

￭The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payment specified for each determination date if each of the underlying shares closes at or above its respective call threshold level on any semi-annual determination date (beginning after one year), or to the fixed upside payment at maturity if the securities have not been redeemed and the final share price of each of the underlying shares is at or above its call threshold level. In all cases, you will not participate in any appreciation in the price of either of underlying shares, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each of the underlying shares on any day, including in relation to its respective initial share price, call threshold level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying shares,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or equity markets generally and which may affect the price of each of the underlying shares, othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factors,

othe composition of the underlying shares, and

oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of either of the underlying shares at the time of sale is near or below its downside threshold level or if market interest rates rise.

The price of one or both of the underlying shares may be, and each has recently been, volatile, and we can give you no assurance that the volatility will lessen. The prices of one or both of the underlying shares may decrease so that you

February 2021 Page 9

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF

Principal at Risk Securities

will receive no return on your investment and receive a payment at maturity that is less than 60% of the stated principal amount. See “ARK Genomic Revolution ETF Overview” and “ARK Innovation ETF Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlying shares. Investing in the securities is not equivalent to investing in the underlying shares. Investors in the securities will not participate in any positive performance of either of the underlying shares, and will not have voting rights or rights to receive distributions or any other rights with respect to the underlying shares.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are

February 2021 Page 10

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF

Principal at Risk Securities

included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares), including trading in the underlying shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlying shares and other financial instruments related to the underlying shares on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of either of the underlying shares and, therefore, could increase (i) the price at or above which such underlying shares must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares) and (ii) the downside threshold level for such underlying shares, which is the value at or above which such underlying shares must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of either of the underlying shares on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the call threshold levels, the downside threshold levels, the final share prices, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the determination closing price in the event of a market disruption event. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Additional Terms of the Securities” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

February 2021 Page 11

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF

Principal at Risk Securities

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Shares

￭You are exposed to the price risk of each of the underlying shares. Your return on the securities is not linked to a basket consisting of each of the underlying shares. Rather, it will be contingent upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying shares. Poor performance by either of the underlying shares over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. To receive an early redemption payment, each of the underlying shares must close at or above its respective call threshold level on the applicable determination date. In addition, if the securities have not been redeemed and at least one of the underlying shares has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying shares over the term of the securities on a 1-to-1 basis, even if the other underlying shares has appreciated or has not declined as much. Under this scenario, the value of any such payment at maturity will be less than 60% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlying shares.

￭An investment in the securities is subject to risks associated with actively managed funds. Each of the underlying shares is actively managed. Unlike a passively managed fund, an actively managed fund does not attempt to track an index or other benchmark, and the investment decisions for an actively managed fund are instead made by its investment adviser. The investment adviser of an actively managed fund may adopt a strategy or strategies that pose significantly greater risks than the indexing strategy that would have been employed by a passively managed fund. As actively managed funds, the underlying shares are subject to management risk. In managing an actively managed fund, the investment adviser of a fund applies investment strategies, techniques and analyses in making investment decisions

February 2021 Page 12

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF

Principal at Risk Securities

for that fund, but there can be no guarantee that these actions will produce the intended results. The ability of the investment adviser to each of the underlying shares, ARK Investment Management LLC (the “Investment Adviser”) to potentially successfully implement the investment strategy of each of the underlying shares, and decisions made by the Investment Adviser pursuant to its investment strategy, will significantly influence the market price of the underlying shares and, consequently, the value of the securities.

￭Risks associated with disruptive innovation companies. The investment strategy of each of the underlying shares involves exposure to companies that the Investment Adviser determines to be consistent with the investment theme of disruptive innovation and technology. However, the companies selected by the Investment Adviser may not in fact do so. Companies that initially develop a novel technology may not be able to capitalize on that technology. Additionally, companies that develop disruptive technologies may face political or legal roadblocks from competitors, industry groups or local and national governments. These companies may also be exposed to risks applicable to sectors other than the disruptive innovation sector for which they are chosen, and the securities issued by these companies may underperform the securities of other companies that are primarily focused on a particular goal. Each of the underlying shares may invest in companies that do not currently derive any revenue from disruptive innovations or technologies, and there is no assurance that any company will derive any revenue from disruptive innovations or technologies in the future. A disruptive innovation or technology may constitute a small portion of any company’s overall business. As a result, the success of a disruptive innovation or technology may not affect the value of the equity securities issued by that company.

￭Risks associated with the healthcare sector with respect to the ARK Genomic Revolution ETF. The assets of the ARK Genomic Revolution ETF will generally be concentrated in the securities of companies in the healthcare sector, including companies in the biotechnology and pharmaceutical industries. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. The healthcare sector may be affected by government regulations and government healthcare programs, restrictions on government reimbursement for medical expenses, increases or decreases in the cost of medical products and services and product liability claims, among other factors. Many healthcare companies are: (i) heavily dependent on patent protection and intellectual property rights, and therefore the expiration of a patent may adversely affect their profitability; (ii) subject to extensive litigation based on product liability and similar claims; and (iii) subject to competitive forces that may make it difficult to raise prices and, in fact, may result in price discounting. Many healthcare products and services may be subject to regulatory approvals. The process of obtaining these approvals may be long and costly, and delays or failure to receive these approvals may negatively impact the business of these companies. Additional or more stringent laws and regulations enacted in the future could have a material adverse effect on companies in the healthcare sector. In addition, a biotechnology company’s valuation can often be based largely on the potential or actual performance of a limited number of products and can accordingly be greatly affected if one of its products proves, among other things, unsafe, ineffective or unprofitable. Biotechnology companies are subject to regulation by, and the restrictions of, the U.S. Food and Drug Administration, the U.S. Environmental Protection Agency, state and local governments and foreign regulatory authorities. Companies in the pharmaceutical industry can be significantly affected by, among other things, government approval of products and services, government regulation and reimbursement rates, product liability claims, patent expirations and protection and intense competition. These factors could affect the healthcare sector and could affect the value of the equity securities held by the ARK Genomic Revolution ETF and the price of the ARK Genomic Revolution ETF during the term of the securities, which may adversely affect the value of your securities.

￭An investment in the securities is subject to risks associated with small-capitalization and micro-capitalization companies. Some of the equity securities held by the ARK Genomic Revolution ETF and the ARK Innovation ETF have been issued by companies with small-capitalization or micro-capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore each of the underlying shares may be more volatile than a fund in which a greater percentage of the underlying components are issued by large-capitalization companies. Stock prices of small-capitalization and micro-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization and micro-capitalization companies may be thinly traded. In addition, small-capitalization and micro-capitalization companies are typically less well-established and less stable financially than

February 2021 Page 13

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF

Principal at Risk Securities

large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭There are risks associated with investments in securities linked to the value of foreign (and especially emerging markets) equity securities. The underlying shares are linked to the value of foreign (and especially emerging markets) equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the stocks that are generally tracked by the underlying shares have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

￭The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of the net asset value per share of such underlying shares. Because each of the underlying shares are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares. During periods of market volatility, securities underlying each of the underlying shares may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares and the liquidity of each of the underlying shares may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem each of the underlying shares. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell each of the underlying shares. As a result, under these circumstances, the market value of each of the underlying shares may vary substantially from the net asset value per share of such underlying shares. For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the net asset value per share of such underlying shares, which could materially and adversely affect the value of the securities in the secondary market and/or reduce any payment on the securities.

February 2021 Page 14

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF

Principal at Risk Securities

ARK Genomic Revolution ETF Overview

The ARK Genomic Revolution ETF (the “ARKG Fund”) is an actively managed exchange-traded fund of ARK ETF Trust (the “Trust”), a registered investment company, that primarily invests in equity securities of U.S. and non-U.S. companies that are deemed to be consistent with the ARKG Fund’s investment theme of “the genomics revolution.” The ARK Genomic Revolution ETF is managed by ARK Investment Management LLC (“ARK LLC”), the investment adviser to the ARKG Fund. As an actively managed fund, the ARKG Fund is subject to management risk. In managing the ARKG Fund, ARK LLC applies investment strategies, techniques and analyses in making investment decisions for the ARKG Fund, but there can be no guarantee that these actions will produce the intended results. The ability of ARK LLC to potentially successfully implement the ARKG Fund’s investment strategy, and decisions made by the ARK LLC pursuant to its investment strategy, will significantly influence the ARKG Fund’s performance.

The ARKG Fund will invest under normal circumstances at least 80% of its assets in equity securities of U.S. and non-U.S. companies across multiple sectors, including healthcare, information technology, materials, energy and consumer discretionary, that are deemed to be consistent with the ARKG Fund’s investment theme of the genomics revolution (“Genomic Revolution Companies”). ARK LLC defines “genomics” as the study of genes and their functions, and related techniques (e.g., genomic sequencing). Genomic Revolution Companies are companies that ARK LLC believes are substantially focused on and are expected to substantially benefit from extending and enhancing the quality of human and other life by incorporating technological and scientific developments, improvements and advancements in genomics into their business, such as by offering new products or services that rely on genomic sequencing, analysis, synthesis or instrumentation. ARK LLC uses the term “genomic sequencing” to refer to the techniques that allow researchers to read and decipher the genetic information found in DNA, including the DNA of bacteria, plants, animals and human beings. These companies may develop, produce, manufacture or significantly rely on or enable bionic devices, bio-inspired computing, bioinformatics, molecular medicine and agricultural biotechnology. ARK LLC defines “bioinformatics” as the science of collecting and analyzing complex biological data such as genetic codes.

Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-191019 and 811-22883, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the ARK Genomic Revolution ETF is accurate or complete.

Information as of market close on February 12, 2021:

Bloomberg Ticker Symbol:	ARKG UP
Current Share Price:	$112.02
52 Weeks Ago:	$36.39
52 Week High (on 1/20/2021):	$112.40
52 Week Low (on 3/16/2020):	$24.50

The following graph sets forth the daily closing prices of the ARKG Shares for the period from January 1, 2016 through February 12, 2021. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the ARKG Shares for each quarter in the same period. The closing price of the ARKG Shares on February 12, 2021 was $112.02. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the ARKG Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the ARKG Shares at any time, including on the determination dates.

February 2021 Page 15

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF

Principal at Risk Securities

ARKG Shares Daily Closing Prices January 1, 2016 to February 12, 2021

ARK Genomic Revolution ETF (CUSIP 00214Q302)	High ($)	Low ($)	Period End ($)
2016
First Quarter	20.36	15.02	17.55
Second Quarter	18.86	16.16	16.85
Third Quarter	20.36	17.04	19.92
Fourth Quarter	20.09	15.85	16.93
2017
First Quarter	20.79	17.19	20.68
Second Quarter	23.20	19.83	22.38
Third Quarter	26.24	21.86	26.24
Fourth Quarter	26.89	23.87	24.49
2018
First Quarter	30.10	24.95	25.75
Second Quarter	31.58	24.81	29.06
Third Quarter	34.45	28.65	33.43
Fourth Quarter	32.61	22.36	23.98
2019
First Quarter	33.69	24.21	32.88
Second Quarter	34.56	29.12	34.47
Third Quarter	35.25	29.35	29.52
Fourth Quarter	36.43	27.95	33.47
2020
First Quarter	37.69	24.50	31.27
Second Quarter	53.09	29.04	52.15
Third Quarter	64.23	53.16	63.73
Fourth Quarter	105.50	63.28	93.25

February 2021 Page 16

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF

Principal at Risk Securities

ARK Genomic Revolution ETF (CUSIP 00214Q302)	High ($)	Low ($)	Period End ($)
2021
First Quarter (through February 12, 2021)	112.40	94.14	112.02

This document relates only to the securities offered hereby and does not relate to the ARKG Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the ARKG Shares (and therefore the price of the ARKG Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the ARKG Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the ARKG Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the ARKG Shares.

February 2021 Page 17

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF

Principal at Risk Securities

ARK Innovation ETF Overview

The ARK Innovation ETF (the “ARKK Fund”) is an actively managed exchange-traded fund of ARK ETF Trust (the “Trust”), a registered investment company, that primarily invests in equity securities of U.S. and non-U.S. companies that are deemed to be consistent with the ARKK Fund’s investment theme of “disruptive innovation.” The ARKK Fund is managed by ARK Investment Management LLC (“ARK LLC”), the investment adviser to the ARKK Fund. As an actively managed fund, the ARKK Fund is subject to management risk. In managing the ARKK Fund, ARK LLC applies investment strategies, techniques and analyses in making investment decisions for the ARKK Fund, but there can be no guarantee that these actions will produce the intended results. The ability of ARK LLC to potentially successfully implement the ARKK Fund’s investment strategy, and decisions made by the ARK LLC pursuant to its investment strategy, will significantly influence the ARKK Fund’s performance.

The ARKK Fund will invest under normal circumstances at least 65% of its assets in equity securities of U.S. and non-U.S. companies that are deemed to be consistent with the ARKK Fund’s investment theme of disruptive innovation. ARK LLC defines “disruptive innovation” as the introduction of a technologically enabled new product or service that potentially changes the way the world works. ARK LLC believes that companies included within this theme are those that rely on or benefit from the development of new products or services, technological improvements and advancements in scientific research relating to the areas of genomics; innovation in automation and manufacturing, transportation, energy, artificial intelligence and materials; the increased use of shared technology, infrastructure and services; and technologies that make financial services more efficient. ARK LLC defines “genomics” as the study of genes and their functions, and related techniques (e.g., genomic sequencing).

Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-191019 and 811-22883, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the ARK Innovation ETF is accurate or complete.

Information as of market close on February 12, 2021:

Bloomberg Ticker Symbol:	ARKK UP
Current Share Price:	$156.58
52 Weeks Ago:	$58.33
52 Week High (on 2/12/2021):	$156.58
52 Week Low (on 3/18/2020):	$34.69

The following graph sets forth the daily closing prices of the ARKK Shares for the period from January 1, 2016 through February 12, 2021. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the ARKK Shares for each quarter in the same period. The closing price of the ARKK Shares on February 12, 2021 was $156.58. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the ARKK Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the ARKK Shares at any time, including on the determination dates.

February 2021 Page 18

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF

Principal at Risk Securities

ARKK Shares Daily Closing Prices January 1, 2016 to February 12, 2021

ARK Innovation ETF (CUSIP: 00214Q104)	High ($)	Low ($)	Period End ($)
2016
First Quarter	20.17	14.78	19.13
Second Quarter	20.02	17.94	19.29
Third Quarter	22.18	19.19	22.18
Fourth Quarter	22.39	19.20	20.05
2017
First Quarter	23.96	20.44	23.96
Second Quarter	30.30	23.66	28.95
Third Quarter	34.36	28.40	34.29
Fourth Quarter	39.94	33.73	37.08
2018
First Quarter	44.98	38.10	39.07
Second Quarter	48.37	37.81	44.98
Third Quarter	49.70	43.60	47.34
Fourth Quarter	47.41	35.34	37.19
2019
First Quarter	48.07	36.19	46.73
Second Quarter	48.98	40.14	47.98
Third Quarter	49.92	42.64	42.89
Fourth Quarter	51.82	40.62	50.05
2020
First Quarter	60.37	34.69	44.00
Second Quarter	72.40	40.20	71.31
Third Quarter	97.21	73.50	92.00
Fourth Quarter	135.05	90.79	124.49
2021
First Quarter (through February 12, 2021)	156.58	124.69	156.58

February 2021 Page 19

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF

Principal at Risk Securities

This document relates only to the securities offered hereby and does not relate to the ARKK Shares.  We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the ARKK Shares (and therefore the price of the ARKK Shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the ARKK Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the ARKK Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the ARKK Shares.

February 2021 Page 20

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Postponement of the maturity date and early redemption dates:

If any scheduled early redemption date is not a business day, that early redemption payment, if any, shall be paid on the next succeeding business day; provided that if, due to a market disruption event or otherwise, any determination date with respect to either of the underlying shares is postponed so that it falls less than two business days prior to the scheduled maturity date or early redemption date, as applicable, the maturity date or early redemption date, as applicable, shall be postponed to the second business day following the determination date as postponed, by which date the closing price of each of the underlying shares has been determined. In any of these cases, no adjustment shall be made to any payment at maturity or early redemption payment made on that postponed date.

Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Market disruption event:

The following replaces in its entirety the section entitled “Market Disruption Event” in the accompanying product supplement for auto-callable securities:

With respect to each of the underlying shares, market disruption event means:

(i) the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of such underlying shares on the primary market for such underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or

(b) a breakdown or failure in the price and trade reporting systems of the primary market for such underlying shares as a result of which the reported trading prices for such underlying shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

(c) the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to such underlying shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event has occurred with respect to the underlying shares: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the underlying shares or in the futures or options contract related to the underlying shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the underlying shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the underlying shares and (4) a “suspension, absence or material limitation of trading” on the relevant exchange or primary market on which futures or options contracts related to the underlying shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Regarding any permanent discontinuance of trading in the underlying shares, see “Discontinuance of the underlying shares; alteration of method of calculation” below.

Discontinuance of the underlying	The following replaces in its entirety the section entitled “Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of

February 2021 Page 21

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF

Principal at Risk Securities

shares; alteration of method of calculation:

Calculation” in the accompanying product supplement for auto-callable securities:

If trading in either of the underlying shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the ARK Genomics Revolution ETF or the ARK Innovation ETF is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the calculation agent will, in its discretion, either (i) substitute an exchange-traded fund that the calculation agent determines, in its sole discretion, to be comparable to the discontinued underlying shares (the “successor fund”), after which any subsequent closing price for such underlying shares on any trading day following a discontinuance or liquidation event will be determined by reference to the published price of such successor fund at the regular weekday close of trading on such trading day, or (ii) accelerate the securities on the fifth business day following the date notice of such liquidation event is provided to holders of the underlying shares (the date of such notice, the “liquidation announcement date,” and the fifth business day following the liquidation announcement date, the “acceleration date”), after which the payment to you on the acceleration date will be equal to the fair market value of the securities on the trading day immediately following the liquidation announcement date, as determined by the calculation agent in its sole discretion based on its internal models, which will take into account the reasonable costs incurred by us or any of our affiliates in unwinding any related hedging arrangements.

Upon any selection by the calculation agent of a successor fund, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

Trustee:	The Bank of New York Mellon
Calculation agent:

MS & Co.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

All calculations with respect to the payment at maturity will be made by the calculation agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of securities will be rounded to the nearest cent, with one-half cent rounded upward.

Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption of the securities and the applicable early redemption payment, including specifying the payment date of the applicable amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect

February 2021 Page 22

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF

Principal at Risk Securities

to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

February 2021 Page 23

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

February 2021 Page 24

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF

Principal at Risk Securities

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying shares, in futures and/or options contracts on the underlying shares, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of either of the underlying shares and, therefore, could increase (i) the price at or above which such underlying shares must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares) and (ii) the downside threshold level for such underlying shares, which is the price at or above which such underlying shares must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the final determination date, by purchasing and selling the underlying shares, futures or options contracts on the underlying shares or any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the price of either of the underlying shares on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the early redemption payment amounts, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any

February 2021 Page 25

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due February 29, 2024, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the ARK Genomic Revolution ETF and the ARK Innovation ETF

Principal at Risk Securities

discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Autocallable Securities dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement or in the prospectus.

February 2021 Page 26